Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Brek Energy Corporation (formerly First Ecom.com, Inc.) on Form S-3 of our report dated March 20, 2002, except for note 20(f) as to which the date is April 8, 2002, appearing in the Annual Report on Form 10-K/A of Brek Energy Corporation for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in this Prospectus.

Deloitte Touche Tohmatsu
Hong Kong
July 8, 2002


                                     - 20 -